Amendment to the
Briggs & Stratton Corporation Supplemental Executive Retirement Plan
New subsection 1.3 is added to the Briggs & Stratton Corporation Supplemental Executive Retirement Plan to read as follows, and all subsequent subsections of Article I are renumbered accordingly:
1.3    Compensation. The term “Compensation” shall have the meaning set forth in the Pension Plan, except that effective for Plan Years beginning on and after January 1, 2019, Compensation shall not include any long-term incentive awards or payments, whether such awards or payments are in the form of cash or equity.